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                                                                    Exhibit 1.01

                                 TERMS AGREEMENT



                                                              February 26, 1998



Salomon Smith Barney Holdings Inc.
388 Greenwich Street
New York, New York 10013

Attention:  Chief Financial Officer

Dear Sirs:

         We understand that Salomon Smith Barney Holdings Inc., a Delaware corporation (the "Company"), proposes to issue and sell $39,000,000 aggregate principal amount of its Equity Linked Notes based upon the Dow Jones Industrial Average_ Due September 6, 2005 (the "Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, we, as underwriters (the "Underwriters"), offer to purchase, severally and not jointly, the principal amount of the Securities as set forth opposite our respective names on the list attached hereto at 97.5% of the principal amount thereof. The Closing Date shall be March 4, 1998 at 9:00 a.m. The closing will take place at the offices of Salomon Smith Barney Holdings Inc., 388 Greenwich Street, New York, New York 10013.

         Delivery to the Underwriters of and payment for any Additional Securities (defined below) to be purchased by the Underwriters shall be made at the aforementioned office of Salomon Smith Barney Holdings Inc. at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than one nor later than three business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from Smith Barney Inc. on behalf of the
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Underwriters to the Company of the Underwriters' determination to purchase a number, specified in such notice, of Additional Securities. The place of closing for any Additional Securities and the Option Closing Date for such Additional Securities may be varied by agreement among Smith Barney Inc. and the Company.
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                 The Securities shall have the following terms:

      Title:                              Equity Linked Notes based upon
                                          the Dow Jones Industrial Average_
                                          Due September 6, 2005

      Maturity:                           September 6, 2005

      Interest Rate:                      The Securities will bear no peri-
                                          odic payments of interest.  Hold-
                                          ers of the Securities will be
                                          entitled to receive the principal
                                          amount thereof plus a payment, if
                                          any, equal to the Supplemental
                                          Redemption Amount (as defined in
                                          the Prospectus Supplement, dated
                                          February 26, 1998, relating to
                                          the Securities) in respect of
                                          such principal amount.

      Interest Payment
       Dates:                             Not applicable

      Regular Record
       Dates:                             Not applicable

      Initial Price
          To Public:                      100% of the principal amount thereof

      Redemption
       Provisions:                        The Securities are not redeemable by
                                          the Company prior to maturity

      Trustee:                            The Bank of New York

      Indenture:                          Senior Debt Indenture, dated as of
                                          October 27, 1993, as supplemented by
                                          a First Supplemental Indenture, dated
                                          as of November 28, 1997

         All the provisions contained in the document enti-

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tled "Salomon Smith Barney Holdings Inc. - Debt Securities - Underwriting
Agreement Basic Provisions" and dated December 1, 1997 (the "Basic
Provisions"), a copy of which you have previously received, are, except as indicated below, herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.

         Basic Provisions varied with respect to this Terms Agreement:

(A) Notwithstanding the provisions set forth in Section 3 of the Basic Provisions, the Company and the Underwriters hereby agree that the Securities will be in the form of Book-Entry Notes and shall be delivered on March 4, 1998 against payment of the purchase price to the Company by wire transfer in immediately available funds to such accounts with such financial institutions as the Company may direct.

(B) In the first line of Section 2(a), delete "A registration statement on Form S-3 (File No. 333-38931), including a prospectus, relating to the Securities has been prepared" and insert in lieu thereof "Registration Statements on Form S-3 (File Nos. 333-38931 and 333-01807), including a prospectus, relating to the Securities have been prepared." In the tenth line of Section 2(a), delete "has been filed with the Commission and has become effective. Such registration statement and prospectus may have been amended or supplemented from time to time" and insert in lieu thereof "have been filed with the Commission and have become effective. Such registration statements and prospectus may have been amended or supplemented from time to time." Any references in the Basic Provisions to a Registration Statement shall be deemed a reference to such Registration Statements on Form S-3.

(C) A new paragraph shall be added to the end of Section 1 of the Basic Provisions and read as follows: "THE COMPANY ALSO AGREES, SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH HEREIN, TO SELL TO THE UNDERWRIT-

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         ERS, AND, UPON THE BASIS OF THE REPRESENTATIONS, WARRANTIES AND
         AGREEMENTS OF THE COMPANY HEREIN CONTAINED AND SUBJECT TO ALL THE
         TERMS AND CONDITIONS SET FORTH HEREIN, THE UNDERWRITERS SHALL HAVE THE RIGHT TO PURCHASE FROM THE COMPANY, AT THE PURCHASE PRICE PER SHARE, PURSUANT TO AN OPTION (THE "OVER-ALLOTMENT OPTION") WHICH MAY BE EXERCISED AT ANY TIME AND FROM TIME TO TIME PRIOR TO 9:00 P.M., NEW YORK CITY TIME, ON THE 30TH DAY AFTER THE DATE OF THE PROSPECTUS (OR, IF SUCH 30TH DAY SHALL BE A SATURDAY OR SUNDAY OR A HOLIDAY, ON THE NEXT BUSINESS DAY THEREAFTER WHEN THE NEW YORK STOCK EXCHANGE IS OPEN FOR TRADING), UP TO AN AGGREGATE OF 5,850,000 ADDITIONAL SECURITIES (THE "ADDITIONAL SECURITIES") FROM THE COMPANY. ADDITIONAL SECURITIES MAY BE PURCHASED ONLY FOR THE PURPOSE OF COVERING OVER-ALLOTMENTS MADE IN CONNECTION WITH THE OFFERING OF THE SECURITIES. UPON ANY EXERCISE OF THE OVER-ALLOTMENT OPTION, EACH UNDERWRITER, SEVERALLY AND NOT JOINTLY, AGREES TO PURCHASE FROM THE COMPANY THE NUMBER OF ADDITIONAL SECURITIES (SUBJECT TO SUCH ADJUSTMENTS AS YOU MAY DETERMINE IN ORDER TO AVOID FRACTIONAL SHARES) WHICH BEARS THE SAME PROPORTION TO THE NUMBER OF ADDITIONAL SECURITIES TO BE SOLD BY THE COMPANY AS THE NUMBER OF SECURITIES SET FORTH OPPOSITE THE NAME OF SUCH UNDERWRITER IN THE SCHEDULE ATTACHED HERETO (OR SUCH NUMBER OF SECURITIES INCREASED AS SET FORTH IN SECTION 8 HEREOF) BEARS TO THE AGGREGATE NUMBER OF SECURITIES TO BE SOLD BY THE COMPANY."

(D) Paragraph 4(j) of the Basic Provisions shall be amended and restated as follows: "The Company will not, without the consent of Smith Barney Inc., offer or sell, or publicly announce its intention to offer or sell, any debt securities denominated in the currency in which the Securities are denominated having a maturity of more than one year (except under prior contractual commitments or pursuant to bank credit agreements) during the period beginning the date of the Terms Agreement and ending the business day following the Closing Date."

(E) A new paragraph 5(i) shall be added to the Basic Provisions and read as follows: "Cleary, Gottlieb, Steen & Hamilton, tax counsel to the Company, shall
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         have furnished to you an opinion, dated the Closing Date, as to certain tax matters relating to the Securities, in a form reasonably acceptable to the Underwriters and their counsel."

(F) A new paragraph shall be added at the end of Section 5 of the Basic Provisions and read as follows: "IF THE OVER-ALLOTMENT OPTION IS EXERCISED AFTER THE FIRST BUSINESS DAY PRIOR TO THE CLOSING DATE, THE SEVERAL OBLIGATIONS OF THE UNDERWRITERS TO PURCHASE ADDITIONAL SECURITIES HEREUNDER SHALL BE SUBJECT TO THE SATISFACTION ON AND AS OF ANY OPTION CLOSING DATE OF THE CONDITIONS SET FORTH IN THIS SECTION 5, EXCEPT THAT, THE CERTIFICATES, OPINIONS AND LETTERS REFERRED TO IN PARAGRAPHS (C) THROUGH (I) SHALL BE DATED THE OPTION CLOSING DATE IN QUESTION AND THE OPINIONS CALLED FOR BY PARAGRAPHS (C), (D), (E) AND
         (I) SHALL BE REVISED TO REFLECT THE SALE OF ADDITIONAL SECURITIES."

         The Underwriters hereby agree in connection with the underwriting of the Securities to comply with the requirements set forth in any applicable sections of Section 2720 to the By-Laws of the National Association of Securities Dealers, Inc.

         Robert H. Mundheim, Esq., is counsel to the Company. Cleary, Gottlieb, Steen & Hamilton is tax counsel to the Company. Skadden, Arps, Slate, Meagher & Flom LLP is counsel to the Underwriters.

         Please accept this offer no later than 9:00 p.m. on February 26, 1998, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:

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         "We hereby accept your offer, set forth in the Terms Agreement, dated
February 26, 1998, to purchase the Securities on the terms set forth therein."

                                            Very truly yours,

                                            SMITH BARNEY INC.
                                            CIBC OPPENHEIMER CORP.


                                            By: SMITH BARNEY INC.


                                            By: /s/ Edward G. Watson
                                               --------------------------------
                                               Name:  Edward G. Watson
                                               Title: Director


ACCEPTED:

SALOMON SMITH BARNEY HOLDINGS INC.



By: /s/ Mark I. Kleinman
   ----------------------------
   Name:  Mark I. Kleinman
   Title: Deputy Treasurer

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
Underwriters                                                                Principal Amount
------------                                                                ----------------
Smith Barney Inc.                                                               $ 35,821,050
CIBC Oppenheimer Corp.                                                             2,008,950
Dain Rauscher Incorporated                                                           510,000
J.C. Bradford & Co.                                                                  375,000
Stifel, Nicolaus & Company                                                           225,000
First Albany Corporation                                                              30,000
Jahney Montgomery Scott Inc.                                                          30,000
                                                                                ------------
                           Total                                                $ 39,000,000

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